Exhibit 1.01

Conflict Minerals Report of Celestica Inc.

For the reporting period from January 1, 2024 to December 31, 2024

This Conflict Minerals Report (“CMR”) of Celestica Inc. (“Celestica” or the “Company”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period of January 1, 2024 to December 31, 2024.

Introduction

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the conflict minerals specified in such Rule are necessary to the functionality or production of those products.  “Conflict minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tantalum, tin and tungsten (the “Conflict Minerals”). The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Celestica is a multinational electronics manufacturing services (“EMS”), hardware platform and supply chain solutions company headquartered in Toronto, Canada. The Company’s global network consists of approximately 40 sites in 16 countries in North America, Europe and Asia. The Company manufactures, or contracts to manufacture, certain products for which Conflict Minerals are necessary to their functionality or production.

Celestica builds products for a wide variety of leading original equipment manufacturers (“OEMs”), cloud-based and other service providers (including hyperscalers), and other companies in a wide range of industries, to be marketed under the customers’ brands. Typically, the customer specifies all parts to be included in the product through an Approved Vendor List (“AVL”). As a result, Celestica does not control the selection of suppliers or materials sourced unless specifically instructed to do so by its customers.

Description of the Company’s Products Covered by this CMR

This CMR relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2024.

These products, which are referred to in this CMR collectively as the “Covered Products,” consist of printed circuit board assemblies and complete system builds for the following: government certified and highly-specialized manufacturing, electronic and enclosure-related services for aerospace and defense customers; high-precision semiconductor and display equipment and integrated subsystems; a wide range of industrial automation, controls, test and measurement devices; engineering-focused engagements, including full product development in the areas of telematics, human machine interface (HMI), Internet-of-Things (IoT) and embedded systems; advanced solutions for surgical instruments, diagnostic imaging and patient monitoring; efficiency products to help manage and monitor the energy and power industries; and routers, switches, data center interconnects, edge solutions, and servers and storage-related products to manage digital connectivity, commerce and social media applications.

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

In accordance with Rule 13p-1, the Company has conducted in good faith a reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals necessary to the functionality or production of the products it manufactures or contracts to manufacture.  This RCOI was reasonably designed to determine whether any of such Conflict Minerals originated in the Covered Countries and whether any of such Conflict Minerals may be from recycled or scrap sources.

Celestica engaged with its immediate (Tier 1) suppliers to collect information about the presence and sourcing of Conflict Minerals used in products and components supplied to the Company. For new Tier 1 suppliers that came on board in 2024, such engagement also included the provision of Celestica’s Responsible Minerals Sourcing Policy (described below) to such suppliers, and education on Celestica’s position regarding Conflict Minerals sourcing practices and the requirements of Rule 13p-1.  Information was collected using the Conflict Minerals Reporting Template (“CMRT”), a standardized reporting template developed by the Responsible Minerals Initiative (“RMI”).

1

Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary Conflict Minerals, as well as their origin. Additional supplier contacts were conducted to address various issues, including implausible statements regarding no presence of Conflict Minerals, incomplete data on the CMRT, responses that did not identify smelters or refiners (“SORS”), responses which indicated a sourcing location without complete supporting information from the supply chain, and organizations that were identified as SORs, but not verified as such through analysis and/or research by such supplier.

In addition to the RCOI, the Company also exercised due diligence on the source and chain of custody of its necessary Conflict Minerals where the Company, based on its RCOI, had reason to believe that such Conflict Minerals may have originated in the Covered Countries and may not be from recycled or scrap sources.

The following criteria were used to determine which supply chains and associated SORs were moved to the due diligence step:

•	Supplier reported sourcing from Covered Countries;
•	Provided SOR data indicated sourcing from a mine located in the Covered Countries;
•	Listed SOR has been reported to source from a mine located in the Covered Countries (based on information contained within our internal database, which includes information from independent certification programs, and from Internet research/available public reports);
•	An indication that the SOR sourced from a Covered Country; or
•	Information provided about the SOR indicated the origin of the materials was not from a known reserve.

A total of 2,425 suppliers were surveyed as part of the RCOI process. Of these suppliers, 2,358 provided responses, and of those, 54.37% responded “yes” as to having one or more of the Conflict Minerals as necessary to the functionality or production of the products they supply to Celestica. An aggregate of 933 individual SORs (treating each smelter identification number as pertaining to a separate SOR) were identified as used by such suppliers; however, the SOR information obtained from suppliers pertained to all customers of such suppliers, and did not correspond specifically to products/components supplied to the Company.

The Company’s due diligence measures were designed to conform to the framework in the Organization for Economic Cooperation and Development’s (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016) and accompanying Supplements.

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals.  The Company does not purchase Conflict Minerals directly from mines or SORs.  The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products.  However, because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company has also taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

The OECD Guidance identifies five due diligence steps:

Step 1: Establish Strong Company Management Systems

Step 2: Identify and Assess Risks in the Supply Chain

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Step 5: Report Annually on Supply Chain Due Diligence

2

It is important to note that the OECD Guidance was written for both upstream and downstream companies in the supply chain. As Celestica is a downstream company in the supply chain, its due diligence practices were tailored accordingly.

In addition to the RCOI described in detail above, the following constitute the procedures the Company used to identify supply chain risks in relation to Conflict Minerals in the Covered Products, and the due diligence activities undertaken to respond to those risks.

OECD Guidance Step 1: Establish strong company management systems

A management system is a framework of policies, procedures, processes and organizational structures that help enable a company to complete all tasks necessary to achieve its objectives. Celestica has established such a system by taking the following steps.

Adopt a conflict minerals policy

Celestica maintains a policy covering Conflict Minerals (its “Responsible Minerals Sourcing Policy”1), which is publicly available at www.celestica.com (under “About Us — Compliance and Ethics — Responsible Minerals Sourcing Policy and Report — Responsible Minerals Sourcing Policy”), and states:

The mining and trading of Coltan (the metal ore from which Tantalum is extracted), Wolframite (the metal ore from which Tungsten is extracted), Cassiterite (the metal ore from which Tin is extracted), and Gold, and their respective derivatives (collectively, “Conflict Minerals”), originating from the Democratic Republic of Congo (“DRC”) or adjoining countries (the “DRC Region”) has financed conflict, resulting in widespread human rights violations and environmental degradation. Section 1502(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Conflict Minerals Law”) requires SEC reporting companies to undertake an inquiry as to the source and chain of custody of conflict minerals and to make certain disclosures in connection therewith.

Similar concerns have been raised with respect to the social and environmental impact of the mining and trading of Cobalt (a magnetic metallic element used in, among other things, alloys, batteries, and electric vehicles), in the DRC (currently the largest producer of Cobalt), including child labour and unsafe working conditions in artisanal Cobalt mining, and other human rights abuses. As a responsible sourcing organization, Celestica supports efforts to prevent human rights abuses associated with Cobalt mining, and intends to utilize associated Responsible Minerals Initiative (“RMI”) programs and tools to help identify the source of Cobalt in its supply chain.

Celestica fully supports the objectives of the Conflict Minerals Law, as well as industry initiatives related to the mining of Cobalt, which aim to minimize violence and human rights violations in the DRC Region. We will comply with all applicable obligations under Conflict Minerals Law. Celestica expects that all suppliers comply with Conflict Minerals Law and provide all necessary declarations for Conflict Minerals using the RMI Conflict Minerals Reporting Template and for Cobalt using the RMI Extended Minerals Reporting Template. These measures will be used in conjunction with industry initiatives such as the Responsible Minerals Assurance Process (“RMAP”), to reasonably assure that the Tantalum, Tungsten, Tin, Gold and Cobalt in the products we manufacture do not directly or indirectly finance or benefit armed groups in the DRC Region. Celestica will assess future business with suppliers who are noncompliant with this policy.

Celestica is committed to ethical practices and compliance with applicable laws and regulations wherever it does business.

1 In addition to Conflict Minerals, Celestica aims to broaden its minerals assessment efforts to include the identification and mitigation of supply chain risks related to human rights abuses and environmental issues associated with Cobalt mining and processing. In connection therewith, Celestica’s Conflict Minerals Policy, which was first adopted in 2013 to cover Conflict Minerals, was expanded in 2024 to include Cobalt and renamed the “Responsible Minerals Sourcing Policy.” However, this CMR is limited to Celestica’s RCOI and due diligence efforts with respect to Conflict Minerals (as defined herein).

3

Assemble an internal team to support supply chain due diligence

Celestica has established a management system for Conflict Minerals. This management system includes an internal Conflict Minerals steering committee made up of senior management from Corporate Compliance, Finance, Supply Chain Management and Commodity Management functions, and a Supply Chain Management Environmental Engineering team to manage Conflict Minerals activities. The steering committee is updated on the results of Celestica’s due diligence efforts on a regular basis.

Establish a system of controls and transparency over the mineral supply chain

To provide better transparency within Celestica’s mineral supply chains and to facilitate communication of policies and expectations, Celestica has established an internal system to identify suppliers in Celestica’s mineral supply chains and the relationships between them, collect, store, and review information on Conflict Minerals sourcing practices, track information on SORs, and flag risks based on SOR sourcing practices.

Strengthen company engagement with suppliers

Celestica engaged with suppliers through multiple communication outreaches by email and phone to educate suppliers on Celestica’s expectations for sourcing and its Responsible Minerals Sourcing Policy, and the requirements of Rule 13p-1.  Suppliers were provided various avenues to obtain additional information and guidance regarding Celestica’s Conflict Minerals compliance program, including on-line access to such policy, and contact email addresses and telephone numbers for obtaining answers to questions and/or guidance on completing Celestica’s information requests.

OECD Guidance Step 2: Identify and Assess Risks in the Supply Chain

The following steps are recommended by the OECD to identify and assess risks in mineral supply chains.

Identify the SORs in the supply chain

The Company attempted to obtain information on identified SORs using Celestica’s Conflict Minerals database, which includes information provided through internet searches, other research activities (e.g., reviewing government databases and industry and trade organization lists), and contact with suppliers providing SOR information on their reporting templates. The Company also followed up where a sourcing location provided (country of mine origin) is not believed to be a known reserve for the given metal.

Identified SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the RMI’s Responsible Minerals Assurance Process (“RMAP”), the London Bullion Market Association’s Responsible Sourcing Programme and the Responsible Jewellery Council’s Chain-of-Custody Certification Program. Suppliers and products associated with certified SORs were assumed to meet the OECD Guidance due diligence standards and responsibly source their materials.

OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks

Celestica implemented the following measures to address high risk SORs.

Report findings to senior management

A regular update is provided to Celestica’s Conflict Minerals steering committee on the progress and findings of the RCOI and due diligence.

4

Devise and adopt a risk management plan, monitor and track risk mitigation, and evaluate supplier relationship

Celestica builds products for leading OEMs and other companies according to specifications provided by the customer to Celestica. Typically, the customer specifies all parts included in the product through an AVL. As a result, Celestica does not control selection of suppliers or materials sources unless specifically instructed to do so by its customers. If a risk is identified, Celestica will inform the customer of the risk in the supply chain and work with such customer to manage and mitigate the risk.

For parts that Celestica designs or over which Celestica has engineering control, if a risk is identified, Celestica will express its concerns to the relevant suppliers about providing revenue to armed groups within the Covered Countries. Celestica will work with suppliers to provide a roadmap intended to ensure that the Conflict Minerals they supply to Celestica will be responsibly sourced. If a supplier refuses to comply, Celestica will assess future business with the supplier.

The identification of SORS who may be located in countries subject to U.S. sanctions, or who are sanctioned parties, is included in the process described above. If Celestica identifies potential economic sanctions risk as part of its due diligence review process, it works with the relevant suppliers to evaluate and remediate such risks in a manner consistent with applicable sanctions-program requirements.

OECD Guidance Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

This OECD step does not require or define audits for downstream companies.  However, downstream companies can support these audits by supporting or joining industry organizations.

Celestica does not typically have a direct relationship with Conflict Minerals SORs and does not perform direct audits of these entities within its supply chain. However, as a member of the Responsible Business Alliance (“RBA”), Celestica participates in ongoing discussions and updates of the RMI RMAP, an audit program designed to validate SORs’ sourcing practices.  Through the RMAP validation process, which is voluntary, an independent third party audits the procurement and processing activities of a SOR to determine if it has the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities.

OECD Guidance Step 5: Report Annually on Supply Chain Due Diligence.

In fulfilling this step, Celestica’s Conflict Minerals steering committee:

a.	Provided management with periodic process updates during the reporting period and through the filing date;

b.	Informed management of due diligence efforts and results; and

c.	Completed and filed this Conflict Minerals Report, and the Form SD to which it relates, which are publicly available at www.celestica.com (under “About Us — Compliance and Ethics”).

Due Diligence Results

Based on the information obtained in the Company’s due diligence process, the Company does not have sufficient information to determine the particular facilities used to process Conflict Minerals in the Covered Products. SOR information was obtained from most (but not all) suppliers, and the SOR information that was obtained from suppliers was at a company or division level, not at a product level, and as a result, we cannot determine which of the identified SORs are actually in Celestica’s supply chain. Therefore, to the extent that any sanctioned entities or countries appear below, this does not indicate actual inclusion in Celestica’s supply chain. With respect to the 933 SORs identified as used by the Company’s suppliers, 259 were certified as Conformant by RMAP or another recognized certification program (London Bullion Market Association’s Responsible Sourcing Programme or Responsible Jewellery Council Chain-of-Custody Certification). In addition, 8 SORs were identified as “active,” i.e., they have committed to undergo a RMAP audit. The 933 SORs that were identified pursuant to the due diligence process, and their certification status, where applicable, are set forth below.

5

Facility Name**	Metal	Certification
8853 S.p.A.	Gold	RJC
ABC Refinery Pty Ltd.	Gold	LBMA
Abington Reldan Metals, LLC	Gold	RMAP
Academy Precious Metal Materials (Zhaoyuan) Co., Ltd.	Gold
Advanced Chemical Company	Gold	RMAP
*African Gold Refinery	Gold
Agosi AG	Gold	RMAP
Aida Chemical Industries Co., Ltd.	Gold	RMAP
Aktyubinsk Copper Company TOO	Gold
Al Etihad Gold Refinery DMCC	Gold	RJC
Al Ghaith Gold	Gold
Albino Mountinho Lda.	Gold
Alexy Metals	Gold
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	RMAP
Alpha	Gold
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	RMAP
Argor-Heraeus S.A.	Gold	RMAP
ARY Aurum Plus	Gold
ASAHI METALFINE, Inc.	Gold	RMAP
Asahi Refining Canada Ltd.	Gold	RMAP
Asahi Refining USA Inc.	Gold	RMAP
Asaka Riken Co., Ltd.	Gold	RMAP
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold
Atotech	Gold
Attero Recycling Pvt Ltd	Gold
AU Traders and Refiners	Gold
Augmont Enterprises Private Limited	Gold
AURA-II	Gold
Aurubis AG	Gold	RMAP
Austin Powder	Gold
Baiyin Nonferrous Metals Corporation (BNMC)	Gold
Bangalore Refinery	Gold	RMAP
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	RMAP
Bank of Switzerland	Gold
Bank of Taiwan Department of Trade	Gold
Bauer Walser AG	Gold	RJC

6

Boliden Ronnskar	Gold	RMAP
C. Hafner GmbH + Co. KG	Gold	RMAP
C.I Metales Procesados Industriales SAS	Gold
Caridad	Gold
CCR Refinery - Glencore Canada Corporation	Gold	RMAP
Cendres + Metaux S.A.	Gold	RJC
Central Bank of the DPR of Korea	Gold
CGR Metalloys Pvt Ltd.	Gold
Changsanjiao elc. Ltd	Gold
Changsha South Tantalum Niobium Co., Ltd.	Gold
Changzhou Chemical Research Institute Co. Ltd.	Gold
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Gold
Cheong Hing	Gold
Chimet S.p.A.	Gold	RMAP
China Gold International Resources Corp. Ltd.	Gold
China GoldDeal Investment Co., Ltd.	Gold
China National Gold Group Corporation	Gold
China's nonferrous mining group co., LTD	Gold
Chin-Leep Enterprise Co., Ltd.	Gold
Chugai Mining	Gold	RMAP
Codelco	Gold
Coimpa Industrial LTDA	Gold	RMAP
Colt Refining	Gold
Cooperativa Metalurgica de Rondonia Ltda.	Gold
Daejin Indus Co., Ltd.	Gold
DaeryongENC	Gold
Dai-ichi Seiko	Gold
Daye Non-Ferrous Metals Mining Ltd.	Gold	LBMA
Degussa Sonne / Mond Goldhandel GmbH	Gold
Dijllah Gold Refinery FZC	Gold
DODUCO Contacts and Refining GmbH	Gold
Dongguan Standard Electronic Material Co., Ltd	Gold
Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	Gold
Dongwu Gold Group	Gold
Dowa	Gold	RMAP
DSC (Do Sung Corporation)	Gold	RMAP
E-Chem Enterprise Corp.	Gold
Eco-System Recycling Co., Ltd. East Plant	Gold	RMAP
Eco-System Recycling Co., Ltd. North Plant	Gold	RMAP
Eco-System Recycling Co., Ltd. West Plant	Gold	RMAP
Eldorado Gold Corp.	Gold

7

electro metals	Gold
Elemetal Refining, LLC	Gold
Elite Industech Co., Ltd.	Gold	RMAP
Emerald Jewel Industry India Limited (Unit 1)	Gold
Emerald Jewel Industry India Limited (Unit 2)	Gold
Emerald Jewel Industry India Limited (Unit 3)	Gold
Emerald Jewel Industry India Limited (Unit 4)	Gold
Emirates Gold DMCC	Gold
ENTHONE OMI	Gold
ERCEI	Gold
ESG Edelmetallservice GmbH & Co. KG	Gold
Faggi Enrico S.p.A.	Gold
Feinhutte Halsbrucke GmbH	Gold
Ferro Corporation	Gold
Fidelity Printers and Refiners Ltd.	Gold
Fujairah Gold FZC	Gold
FuYu Electronical Technology (HuaiAn) Co.,Ltd	Gold
Gasabo Gold Refinery Ltd	Gold
Geib Refining Corp.	Gold
GG Refinery Ltd.	Gold	RMAP
GGC Gujrat Gold Centre Pvt. Ltd.	Gold
Gold by Gold Colombia	Gold	RMAP
Gold Coast Refinery	Gold
Great Wall Precious Metals Co., Ltd. of CBPM	Gold	LBMA
guang dong jin xian gao xin cai liao gong si	Gold
Guangdong Hua Jian Trade Co., Ltd.	Gold
Guangdong Jinding Gold Limited	Gold
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold
Gwo Chern industrial Co., Ltd.	Gold
Hang Seng Technology	Gold
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold
Heimerdinger	Gold
Heimerle + Meule GmbH	Gold	RMAP
Henan Province in Gold Investment Management Ltd.	Gold
Henan Yuguang Gold & Lead Co., Ltd.	Gold
Heraeus Germany GmbH Co. KG	Gold	RMAP
Heraeus Metals Hong Kong Ltd.	Gold	RMAP
Hetai Gold Mine	Gold
HH HANDY & HARMAN REFINING GROUP	Gold
Hop Hing electroplating factory Zhejiang	Gold
House of Currency of Brazil (Casa da Moeda do Brazil)	Gold

8

Hunan Chenzhou Mining Co., Ltd.	Gold
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold
Hung Cheong Metal Manufacturing Limited	Gold
HwaSeong CJ CO., LTD.	Gold
Impala Platinum - Base Metal Refinery (BMR)	Gold	RMAP
Impala Platinum - Platinum Metals Refinery (PMR)	Gold	RMAP
Impala Platinum - Rustenburg Smelter	Gold	RMAP
Inca One (Chala One Plant)	Gold
Inca One (Koricancha Plant)	Gold
Industrial Refining Company	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	RMAP
Inovan GmbH & Co.KG	Gold
International Precious Metal Refiners	Gold
I-PEX golden finger	Gold
Ishifuku Metal Industry Co., Ltd.	Gold	RMAP
Istanbul Gold Refinery	Gold	RMAP
Italpreziosi	Gold	RMAP
JALAN & Company	Gold
Japan Mint	Gold	RMAP
Jiangxi Copper Co., Ltd.	Gold	RMAP
JIE SHENG	Gold
JinBao Electronic Co.,Ltd.	Gold
Jinlong Copper Co., Ltd.	Gold
*JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold
*JSC Novosibirsk Refinery	Gold
*JSC Uralelectromed	Gold
JX Advanced Metals Corporation	Gold	RMAP
K.A. Rasmussen	Gold
Kaloti Precious Metals	Gold
Kazakhmys Smelting LLC	Gold
Kazzinc	Gold	RMAP
Kee Shing	Gold
Kennecott Utah Copper LLC	Gold	RMAP
KGHM Polska Miedz Spolka Akcyjna	Gold	RMAP
Kojima Chemicals Co., Ltd.	Gold	RMAP
Korea Metal Co., Ltd.	Gold
Korea Zinc Co., Ltd.	Gold	RMAP
KP Sanghvi International Pvt Ltd	Gold
Kundan Care Products Ltd.	Gold
Kunshan Jinli chemical industry reagents co.,Ltd.	Gold
Kyrgyzaltyn JSC	Gold	LBMA

9

Kyshtym Copper-Electrolytic Plant ZAO	Gold
L'azurde Company For Jewelry	Gold
Lingbao Gold Co., Ltd.	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold
L'Orfebre S.A.	Gold
LS MnM Inc.	Gold	RMAP
LT Metal Ltd.	Gold	RMAP
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold
Marsam Metals	Gold
Materials Eco-Refining Co., Ltd.	Gold
Materion	Gold	RMAP
Matsuda Sangyo Co., Ltd.	Gold	RMAP
MD Overseas	Gold
Mead Metals	Gold
Metahub Industries Sdn. Bhd.	Gold
Metal Concentrators SA (Pty) Ltd.	Gold	RMAP
Metallix Refining Inc.	Gold
Metallo Chimique	Gold
Metalor Technologies (Hong Kong) Ltd.	Gold	RMAP
Metalor Technologies (Singapore) Pte., Ltd.	Gold	RMAP
Metalor Technologies (Suzhou) Ltd.	Gold	RMAP
Metalor Technologies S.A.	Gold	RMAP
Metalor USA Refining Corporation	Gold	RMAP
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	RMAP
Minera Titan del Peru SRL (MTP) - Belen Plant	Gold	RMAP
Mitsubishi Materials Corporation	Gold	RMAP
Mitsui Mining and Smelting Co., Ltd.	Gold	RMAP
MK Electron	Gold
MKS PAMP SA	Gold	RMAP
MMTC-PAMP India Pvt., Ltd.	Gold	RMAP
Modeltech Sdn Bhd	Gold
Morris and Watson	Gold
Morris and Watson Gold Coast	Gold
Moscow Special Alloys Processing Plant	Gold
N.E. Chemcat	Gold
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	RMAP
Navoi Mining and Metallurgical Combinat	Gold	RMAP
NH Recytech Company	Gold	RMAP
Nihon Material Co., Ltd.	Gold	RMAP
Nihon Superior Co., Ltd.	Gold
Ningbo Kangqiang Electronics Co., Ltd.	Gold

10

NOBLE METAL SERVICES	Gold
Nyrstar	Gold
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold
Ohura Precious Metal Industry Co., Ltd.	Gold	RMAP
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold
OJSC Kolyma Refinery	Gold
Pease & Curren	Gold
Penglai Penggang Gold Industry Co., Ltd.	Gold
Planta Recuperadora de Metales SpA	Gold	RMAP
Precious Metals Sales Corp.	Gold
Prioksky Plant of Non-Ferrous Metals	Gold
PT Aneka Tambang (Persero) Tbk	Gold	RMAP
PT Prima Timah Utama	Gold
PT Timah Tbk Kundur	Gold
PX Precinox S.A.	Gold	RMAP
QG Refining, LLC	Gold
Rand Refinery (Pty) Ltd.	Gold	RMAP
Refinery of Seemine Gold Co., Ltd.	Gold
REMONDIS PMR B.V.	Gold	RMAP
Republic Metals Corporation	Gold
Rio Tinto Group	Gold
Royal Canadian Mint	Gold	RMAP
SAAMP	Gold	RJC
Sabin Metal Corp.	Gold
Safimet S.p.A	Gold	RJC
SAFINA A.S.	Gold	RMAP
Sai Refinery	Gold
SAM Precious Metals FZ-LLC	Gold
Samduck Precious Metals	Gold
Samwon Metals Corp.	Gold
Sancus ZFS (L’Orfebre, SA)	Gold
Sanmenxia Hengsheng science and technology, research and development Co., LTD	Gold
SAXONIA Edelmetalle GmbH	Gold
Schoene Edelmetaal B.V.	Gold
Scotia Mocatta	Gold
Sellem Industries Ltd.	Gold
SEMPSA Joyeria Plateria S.A.	Gold	RMAP
Senju Metal Industry Co., Ltd.	Gold
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	Gold
Shandong Gold Smelting Co., Ltd.	Gold	RMAP

11

Shandong Hengbang Smelter Co., Ltd.	Gold
Shandong Humon Smelting Co., Ltd.	Gold
Shandong Jin Jinyin Refining Ltd.	Gold
Shandong penglai gold smelter	Gold
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold
Shandong Yanggu Xiangguang Co., Ltd.	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	RMAP
Shangdong Taishan Steal Group	Gold
Shanghai Gold Exchange	Gold
Shenzhen CuiLu Gold Co., Ltd.	Gold
Shenzhen Heng Zhong Industry Co., Ltd.	Gold
SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	Gold
SHENZHEN TIANCHENG CHEMICAL CO LTD	Gold
Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold
Shirpur Gold Refinery Ltd.	Gold
Sichuan Tianze Precious Metals Co., Ltd.	Gold	RMAP
Singway Technology Co., Ltd.	Gold
Sino-Platinum Metals Co., Ltd.	Gold
So Accurate Group, Inc.	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold
Sojitz	Gold
Solar Applied Materials Technology Corp.	Gold	RMAP
Soochow University	Gold
Sovereign Metals	Gold
Speedrise	Gold
St. chemical industrial raw material line	Gold
Standard Bank	Gold
State Research Institute Center for Physical Sciences and Technology	Gold
Sudan Gold Refinery	Gold
Sumisho Material Corp.	Gold
Sumitomo Metal Mining Co., Ltd.	Gold	RMAP
SungEel HiMetal Co., Ltd.	Gold	RMAP
Suntain Co., Ltd.	Gold
Super Dragon Technology Co., Ltd.	Gold
SuZhou ShenChuang recycling Ltd.	Gold
Suzhou Xingrui Noble	Gold
T.C.A S.p.A	Gold	RMAP
Tai Perng	Gold
Tai zhou chang san Jiao electron Co.,Ltd	Gold
TAIWAN TOTAI CO., LTD.	Gold

12

TAIZHOU CHANGSANJIAO CO.,LTD	Gold
Tanaka Kikinzoku Kogyo K.K.	Gold	RMAP
THE HUTTI GOLD MINES CO.LTD	Gold
TITAN COMPANY LIMITED, JEWELLERY DIVISION	Gold	RMAP
Tokuriki Honten Co., Ltd.	Gold	RMAP
Tongling Nonferrous Metals Group Co., Ltd.	Gold
TOO Tau-Ken-Altyn	Gold	RMAP
Torecom	Gold
Tsai Brother industries	Gold
TSK Pretech	Gold
Umicore Brasil Ltda.	Gold
Umicore Precious Metals Thailand	Gold
Umicore S.A. Business Unit Precious Metals Refining	Gold	RMAP
United Precious Metal Refining, Inc.	Gold	RMAP
Universal Precious Metals Refining Zambia	Gold
Uyemura International Corp.	Gold
Valcambi S.A.	Gold	RMAP
Value Trading	Gold
Viagra Di precious metals (Zhaoyuan) Co., Ltd.	Gold
WATANABE ELECTRIC	Gold
Watanabe Plating Co.	Gold
WEEEREFINING	Gold	RMAP
Western Australian Mint (T/a The Perth Mint)	Gold	RMAP
WIELAND Edelmetalle GmbH	Gold	RMAP
Wuzhong Group	Gold
Xiamen JInbo Metal Co., Ltd.	Gold
Yamakin Co., Ltd.	Gold	RMAP
Yamato Denki Ind. Co., Ltd.	Gold
Yantai Zhaojin Lifu Precious Metals Co., Ltd.	Gold
Yokohama Metal Co., Ltd.	Gold	RMAP
Yunnan Copper Industry Co., Ltd.	Gold
Yunnan Gold Mining Group Co., Ltd. (YGMG)	Gold
Yunnan Metallurgical Group Co., Ltd.	Gold
Yunnan Tin Group (Holding) Company Limited	Gold
Zhaojun Maifu	Gold
Zhaoyuan Hexi Gold Mine	Gold
Zhapjin Mining Industry Co. Ltd	Gold
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	Gold
Zhongkuang Gold Industry Co., Ltd.	Gold
Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	Gold
Zhongshan Poison Material Proprietary Co., Ltd.	Gold

13

Zhongshan Public Security Bureau	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	RMAP
Zhuhai toxic materials Monopoly Ltd.	Gold
Zhuzhou Smelting Group Co., Ltd	Gold
Zijin Mining Group Gold Smelting Co. Ltd.	Gold	RMAP
5D Production OU	Tantalum
A.L.M.T. Corp.	Tantalum
AGL	Tantalum
AMG Brasil	Tantalum	RMAP
AMG Mining Mibra Mine	Tantalum
ANHUI HERRMAN IMPEX CO.	Tantalum
Asaka Riken Co., Ltd.	Tantalum
Avon Specialty Metals Ltd.	Tantalum	RMAP
BOHLER Schmiedetechn	Tantalum
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	RMAP
China National Gold Group Corporation	Tantalum
Chongyi Zhangyuan Tungsten Co., Ltd.	Tantalum
CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	Tantalum	RMAP
CP Metals Inc.	Tantalum
D Block Metals, LLC	Tantalum	RMAP
Designed Alloy Products	Tantalum
Duoluoshan	Tantalum
E.S.R. Electronics	Tantalum
Exotech Inc.	Tantalum
F&X Electro-Materials Ltd.	Tantalum	RMAP
FIR Metals & Resource Ltd.	Tantalum	RMAP
Furuuchi Chemical Corporation	Tantalum
Gannon & Scott	Tantalum
Global Advanced Metals	Tantalum
Global Advanced Metals Aizu	Tantalum	RMAP
Global Advanced Metals Boyertown	Tantalum	RMAP
Global Tungsten & Powders Corp.	Tantalum
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	RMAP
Guixi smelting plant	Tantalum
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Tantalum
H.C. Starck GmbH	Tantalum
H.C. Starck Surface Technology and Ceramic Powders GmbH	Tantalum
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	RMAP
Hi-Temp Specialty Metals, Inc.	Tantalum
Jade-Sterling	Tantalum
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	RMAP

14

Jiangxi Suns Nonferrous Materials Co. Ltd.	Tantalum
Jiangxi Tungsten Industry Group Co., Ltd.	Tantalum
Jiangxi Tuohong New Raw Material	Tantalum	RMAP
Jiujiang Janny New Material Co., Ltd.	Tantalum	RMAP
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	RMAP
Jiujiang Tanbre Co., Ltd.	Tantalum	RMAP
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	RMAP
JX Nippon Mining & Metals Co., Ltd.	Tantalum
KEMET Blue Powder	Tantalum
KEMET Corp.	Tantalum
KEMET de Mexico	Tantalum	RMAP
Kennametal Huntsville	Tantalum
King-Tan Tantalum Industry Ltd.	Tantalum
Malaysia Smelting Corporation (MSC)	Tantalum
Materion	Tantalum
Materion Newton Inc.	Tantalum	RMAP
Meta Materials	Tantalum
Metallurgical Products India Pvt., Ltd.	Tantalum	RMAP
Mineracao Taboca S.A.	Tantalum	RMAP
Mitsui Mining and Smelting Co., Ltd.	Tantalum	RMAP
Nantong Tongjie Electrical Co., Ltd.	Tantalum
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	RMAP
NPM Silmet AS	Tantalum	RMAP
Plansee SE Liezen	Tantalum
PM Kalco Inc	Tantalum
PowerX Ltd.	Tantalum	RMAP
PT Babel Inti Perkasa	Tantalum
QSIL Metals Hermsdorf GmbH	Tantalum	RMAP
QuantumClean	Tantalum	RMAP
Resind Industria e Comercio Ltda.	Tantalum	RMAP
RFH Recycling Metals Co., Ltd.	Tantalum	RMAP
RFH Yancheng Jinye New Material Technology Co., Ltd.	Tantalum	RMAP
Rui Da Hung	Tantalum
Sandvik Material Technology	Tantalum
Shanghai Jiangxi Metals Co., Ltd.	Tantalum
Solikamsk Magnesium Works OAO	Tantalum
Taike Technology (Suzhou) Co.,Ltd.	Tantalum
Taki Chemical Co., Ltd.	Tantalum	RMAP
TANIOBIS Co., Ltd.	Tantalum	RMAP
TANIOBIS GmbH	Tantalum	RMAP
TANIOBIS Japan Co., Ltd.	Tantalum	RMAP

15

TANIOBIS Smelting GmbH & Co. KG	Tantalum	RMAP
Tantalite Resources	Tantalum
Telex Metals	Tantalum	RMAP
Tranzact, Inc.	Tantalum
Treibacher Industrie AG	Tantalum
Ulba Metallurgical Plant JSC	Tantalum	RMAP
ULVAC Inc.	Tantalum
ULVAC TOHOKU	Tantalum
V&D New Materials (Jiangsu) Co., Ltd.	Tantalum	RMAP
XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	RMAP
XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	Tantalum	RMAP
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	RMAP
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	RMAP
Yano Metal	Tantalum
Yao gang xian mining	Tantalum
Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum
Zhuzhou Cemented Carbide Group Co., Ltd.	Tantalum
5N Plus	Tin
A.L.M.T. Corp.	Tin
A.M.P.E.R.E.	Tin
ABC corporation	Tin
Academy Precious Metal Materials (Zhaoyuan) Co., Ltd.	Tin
AFICA	Tin
AIM Group	Tin
ALLTECH METAL	Tin
Alpha Assembly Solutions Inc	Tin	RMAP
Amalgamated Metal Corporation PLC	Tin
American Iron and Metal	Tin
An Thai Minerals Co., Ltd.	Tin
An Vinh Joint Stock Mineral Processing Company	Tin
Angelcast Enterprise Co., Ltd.	Tin
Aoki Labatories Ltd	Tin
Arco Alloys	Tin
Asahi Refining Canada Ltd.	Tin
Atlas Pacific	Tin
AURA-II	Tin
Aurubis Beerse	Tin	RMAP
Aurubis Berango	Tin	RMAP
Aurubis Netherlands	Tin
B T Solders Pvt Ltd	Tin
Balver Zinn - Josef Jost GmbH & Co.KG	Tin

16

Best Metais	Tin
Brinkmann Chemie AG	Tin
CCR Refinery - Glencore Canada Corporation	Tin
Cendres + Metaux S.A.	Tin
CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	Tin
Chemtreat Consultant	Tin
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	RMAP
CHIA FAR	Tin
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	RMAP
China Tin Group Co., Ltd.	Tin	RMAP
Chofu Works	Tin
CIMSA, S.A.	Tin
CNMC (Guangxi) PGMA Co., Ltd.	Tin
Colonial Metals, Inc.	Tin
Cooperativa Metalurgica de Rondonia Ltda.	Tin
COPPER 100	Tin
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Tin	RMAP
CRM Synergies	Tin	RMAP
CSC Pure Technologies	Tin
CV Ayi Jaya	Tin	RMAP
CV Dua Sekawan	Tin
CV Duta Putra Bangka	Tin
CV Gita Pesona	Tin
CV Makmur Jaya	Tin
CV United Smelting	Tin
CV Venus Inti Perkasa	Tin	RMAP
Da Nang Processing Import and Export Joint Stock Company	Tin
DAEWOO INTERNATIONAL CORPORATION	Tin
Dai-ichi Seiko	Tin
Dingnan Jiawang environmental Tin technology Co.	Tin
Dongguan Best Alloys Co., Ltd.	Tin	RMAP
Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin
Dongguan City Xida Soldering Tin Products Co.	Tin
Dowa	Tin	RMAP
Dr.-Ing. Max Schlotter GmbH & Co. KG	Tin
Dragon Silver Holdings Limited	Tin
DS Myanmar	Tin	RMAP
Eagle Brass	Tin
Egli Fischer	Tin
Electroloy Metal Pte	Tin

17

Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin
Elemetal Refining, LLC	Tin
EM Vinto	Tin	RMAP
Estanho de Rondonia S.A.	Tin	RMAP
Fabrica Auricchio Industria e Comercio Ltda.	Tin
Feinhutte Halsbrucke GmbH	Tin	RMAP
Fenix Metals	Tin	RMAP
Fuji Metal Mining Corp.	Tin
Furukawa Electric	Tin
Gaoxin Tin Industry Co.,Ltd	Tin
Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin
Gejiu Fengming Metallurgy Chemical Plant	Tin
Gejiu Jinye Mineral Company	Tin
Gejiu Kai Meng Industry and Trade LLC	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	RMAP
GEJIU YE LIAN CHANG	Tin
Gejiu Yunxi Group Corp.	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin
Global Advanced Metals Greenbushes Pty Ltd.	Tin	RMAP
Gold Bell Group	Tin
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	RMAP
GUANGDONG JIATIAN STANNUM PRODUCTS CO., LTD	Tin
GuangDong ZhongShi Metal CO.,LTD	Tin
GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	Tin
Guangxi Nonferrous Metals Group	Tin
Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	Tin
GuanXi HuaXi metal factory	Tin
Guanyang Guida Nonferrous Metal Smelting Plant	Tin
H. KRAMER & CO.	Tin
Hawkins, Inc.	Tin
Hayes Metals Pty Ltd	Tin
HeeSung Metal Ltd.	Tin
Heraeus Metals Hong Kong Ltd.	Tin
Heraeus Precious Metals GmbH & Co. KG	Tin
Hezhou Jinwei Tin Co., Ltd.	Tin
High Quality Technology Co., Ltd.	Tin
HongQiao metal parts	Tin
Hongqiao Metals (Kunshan) Co., Ltd.	Tin
HONGYANG Tin products Co., Ltd.	Tin

18

HUA ENG WIRE&CABLE CO.,LTD	Tin
Huaxi Smelting Co. Ltd	Tin
HuiChang Hill Tin Industry Co., Ltd.	Tin	RMAP
Huichang Jinshunda Tin Co., Ltd.	Tin
Hyundai-Steel	Tin
IBF IND Brasileira de Ferroligas Ltda	Tin
IMPAG AG	Tin
Ind. Minera Mexico	Tin
Ing.Josef Korínek	Tin
ISHIHARA CHEMICAL CO., LTD.	Tin
i-TSCL	Tin
Jau Janq Enterprise Co., Ltd.	Tin
Jean Goldschmidt International (JGI Hydrometal)	Tin
Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	Tin
Jiangxi Ketai Advanced Material Co., Ltd.	Tin
Jiangxi New Nanshan Technology Ltd.	Tin	RMAP
Jiangxi Yaosheng Tungsten Co., Ltd.	Tin
Ju Tai Industrial Co., Ltd.	Tin
JX Nippon Mining & Metals Co., Ltd.	Tin
KARAS PLATING LTD	Tin
KIESOW DR. BRINKMANN	Tin
KIHONG T & G	Tin
KME France	Tin
KME Germany	Tin
Kobe Steel, Ltd.	Tin
Koepp Schaum GmbH	Tin
KOKI Company Limited	Tin
Koki Products Co.,Ltd	Tin
KOVOHUTE PRIBRAM NASTUPNICKA, A.S.	Tin
LIAN JING	Tin
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Tin
Linqu Xianggui Smelter Co., Ltd.	Tin
Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	Tin
Luna Smelter, Ltd.	Tin	RMAP
M&R Claushuis BV	Tin
M/s ECO Tropical Resources	Tin
Ma An Shan Shu Guang Smelter Corp.	Tin
Ma'anshan Weitai Tin Co., Ltd.	Tin
MacDermid GmbH	Tin
Magnu's Minerais Metais e Ligas Ltda.	Tin	RMAP

19

Malaysia Smelting Corporation (MSC)	Tin	RMAP
Malaysia Smelting Corporation Berhad (Port Klang)	Tin	RMAP
MANAAS MEYERLARGICAL	Tin
Materials Eco-Refining Co., Ltd.	Tin
MBO	Tin
MCP Metalspecialties, Inc	Tin
Medeko Cast S.R.O.	Tin
Melt Metais e Ligas S.A.	Tin
MENG NENG	Tin
Metahub Industries Sdn. Bhd.	Tin
Metallic Resources, Inc.	Tin	RMAP
Metallum Group Holding NV	Tin
Metallum Metal Trading Company	Tin
Minchali Metal Industry Co., Ltd.	Tin
Mineracao Taboca S.A.	Tin	RMAP
Mineral-Metal s.r.o.	Tin
Ming Li Jia smelt Metal Factory	Tin
Mining Minerals Resources SARL	Tin	RMAP
Minmetals Ganzhou Tin Co. Ltd.	Tin
Minsur	Tin	RMAP
Mitsubishi Materials Corporation	Tin	RMAP
Modeltech Sdn Bhd	Tin
Multiple Xin precision metal electroplating factory	Tin
N.E. Chemcat	Tin
Nathan Trotter & Co INC.	Tin
Neuhaus	Tin
Ney Metals and Alloys	Tin
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
NIHON GENMA MFG.CO.,LTD.	Tin
Nihon Kagaku Sangyo	Tin
Nihon Superior Co., Ltd.	Tin
Ningbo Jintian copper (Group ) Company Limited	Tin
Ningbo Powerway Alloy Material Co. Ltd.	Tin
Nippon Filler Metals Ltd	Tin
Nippon Steel	Tin
Nohon Superior Co.,	Tin
Nordson EFD	Tin
Nortena de Metales, SA	Tin
*Novosibirsk Tin Combine	Tin
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	RMAP
O.M. Manufacturing Philippines, Inc.	Tin	RMAP

20

Ohio Precious Metals, LLC	Tin
Old City Metals Processing Co., Ltd.	Tin
OMODEO A. E S. METALLEGHE SRL	Tin
Operaciones Metalurgicas S.A.	Tin	RMAP
P Kay Metal, Inc	Tin	RMAP
Pan Light Corporation	Tin
PBT	Tin
Phoenix Metal Ltd.	Tin
PIREKS	Tin
Pongpipat Company Limited	Tin
POONGSAN CORPORATION	Tin
Posco	Tin
Precious Minerals and Smelting Limited	Tin
Prifer Com de Sucata	Tin
PT Alam Lestari Kencana	Tin
PT Aries Kencana Sejahtera	Tin	RMAP
PT Arsed Indonesia	Tin	RMAP
PT Artha Cipta Langgeng	Tin	RMAP
PT ATD Makmur Mandiri Jaya	Tin	RMAP
PT Babel Inti Perkasa	Tin	RMAP
PT Babel Surya Alam Lestari	Tin	RMAP
PT Bangka Kudai Tin	Tin
PT Bangka Prima Tin	Tin	RMAP
PT Bangka Putra Karya	Tin
PT Bangka Serumpun	Tin	RMAP
PT Bangka Timah Utama Sejahtera	Tin
PT Bangka Tin Industry	Tin	RMAP
PT Belitung Industri Sejahtera	Tin	RMAP
PT BilliTin Makmur Lestari	Tin
PT Bukit Timah	Tin	RMAP
PT Cipta Persada Mulia	Tin	RMAP
PT Citralogam Alphasejahtera	Tin
PT DS Jaya Abadi	Tin
PT Eunindo Usaha Mandiri	Tin
PT Fang Di MulTindo	Tin
PT HP Metals Indonesia	Tin
PT Inti Stania Prima	Tin
PT Justindo	Tin
PT Karimun Mining	Tin
PT Kijang Jaya Mandiri	Tin
PT Koba Tin	Tin

21

PT Lautan Harmonis Sejahtera	Tin
PT Masbro Alam Stania	Tin
PT Menara Cipta Mulia	Tin	RMAP
PT Mitra Graha Raya	Tin
PT Mitra Stania Prima	Tin	RMAP
PT Mitra Sukses Globalindo	Tin	RMAP
PT NATARI	TIN
PT O.M. Indonesia	Tin
PT Panca Mega Persada	Tin
PT Premium Tin Indonesia	Tin	RMAP
PT Prima Timah Utama	Tin	RMAP
PT Putera Sarana Shakti (PT PSS)	Tin	RMAP
PT Rajawali Rimba Perkasa	Tin	RMAP
PT Rajehan Ariq	Tin	RMAP
PT Refined Bangka Tin	Tin	RMAP
PT Sariwiguna Binasentosa	Tin	RMAP
PT Seirama Tin Investment	Tin
PT Singkep Times Utama	Tin
PT Stanindo Inti Perkasa	Tin	RMAP
PT Sukses Inti Makmur (SIM)	Tin	RMAP
PT Sumber Jaya Indah	Tin
PT Supra Sukses Trinusa	Tin
PT Timah Nusantara	Tin	RMAP
PT Timah Tbk	Tin
PT Timah Tbk Kundur	Tin	RMAP
PT Timah Tbk Mentok	Tin	RMAP
PT Tinindo Inter Nusa	Tin	RMAP
PT Tirus Putra Mandiri	Tin
PT Tommy Utama	Tin	RMAP
PT Wahana Perkit Jaya	Tin
PT Yinchendo Mining Industry	Tin
Qualitek delta philippines	Tin
Rahman Hydraulic Tin Sdn Bhd	Tin
RedRing Solder (M) Sdn. Bhd	Tin
Resind Industria e Comercio Ltda.	Tin	RMAP
REYNOLDS	Tin
Rian Resources SDN. BHD.	Tin
RIKAYAA GREENTECH PRIVATE LIMITED	Tin
ROHM & HAAS	Tin
Rui Da Hung	Tin	RMAP
Samhwa non-ferrorus Metal ind.co.ltd	Tin

22

SAN-ETSU METALS	Tin
SARBAK	Tin
Selayang Solder sdn Bhd	Tin
Senju Metal Industry Co., Ltd.	Tin
Sevotrans	Tin
SGS	Tin
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	Tin
Shanghai Hubao Coppe	Tin
ShangHai YueQiang Metal Products Co., LTD	Tin
Shangrao Xuri Smelting Factory	Tin
Shen Mao Solder (M) Sdn. Bhd	Tin
Shenzhen Hong Chang Metal Manufacturing Factory	Tin
Shenzhen new jin spring solder products Co., LTD	Tin
Shenzhen Yi Cheng Industrial	Tin
Sichuan Guanghan Jiangnan casting smelters	Tin
Sigma Tin Alloy Co., Ltd.	Tin
Sizer Metals PTE Ltd	Tin
Soft Metais Ltda.	Tin	RMAP
SORIMETAL	Tin
Spectro Alloys Corp.	Tin
Stannol	Tin
Sumitomo Metal Mining Co., Ltd.	Tin
Super Ligas	Tin	RMAP
Suzhou Nuonengda Chemical Co., Ltd.	Tin
swissmetal	Tin
Swopes Salvage	Tin
Tai Perng	Tin
Taicang City Nancang Metal Material Co., Ltd.	Tin
Taiwan high-tech Co., Ltd.	Tin
Taiwan Huanliang	Tin
Taiwan's lofty Enterprises Ltd.	Tin
Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Tin	RMAP
Tamura	Tin
TCC steel	Tin
Technic	Tin
Teck Metals LTD	Tin
TENNANT METAL PTY LTD.	Tin
Tennessee Aluminum Processors	Tin
Termomecanica	Tin
Thai Nguyen Mining and Metallurgy Co., Ltd.	Tin

23

Thaisarco	Tin	RMAP
ThyssenKrupp Steel	Tin
Tianjin Hu Di Environmental Technology Co., Ltd.	Tin
Tianshui Ling Bo Technology Co., Ltd.	Tin
TIN PLATING GEJIU	Tin
Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin	RMAP
Tin Technology & Refining	Tin	RMAP
TODINI AND CO SPA	Tin
Tongding Group	Tin
Top-Team Technology (Shenzhen) Ltd.	Tin
TRATHO Metal Quimica	Tin	RMAP
Traxys	Tin
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin
Ultracore Co., Ltd.	Tin
Umicore SA Business Unit Precious Metals Refining	Tin
UNI BROS METAL PTE LTD	Tin
UNIFORCE METAL INDUSTRIAL CORP.	Tin
Univertical International (Suzhou) Co., Ltd	Tin
VISHAY	Tin
Vitkovicke slevarny	Tin
VQB Mineral and Trading Group JSC	Tin
Watanabe Plating Co.	Tin
WC Heraeus	Tin
WELLEY	Tin
Westfalenzinn	Tin
Westmetall GmbH & Co. KG	Tin
White Solder Metalurgia e Mineracao Ltda.	Tin	RMAP
Wieland Werke AG	Tin
Winter Metalle GmbH	Tin
Woodcross Smelting Company Limited	Tin	RMAP
WUJIANG CITY LUXE TIN FACTORY	Tin
WUXI YUNXI SANYE SOLDER FACTORY	Tin
Xiamen Honglu Tungsten Molybdenum Co., Ltd.	Tin
Xianghualing Tin Industry Co., Ltd.	Tin
Xin Furukawa Metal ( Wuxi ) Co., Ltd.	Tin
XURI	Tin
Yifeng Tin	Tin
Yuecheng Tin Co., Ltd.	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	RMAP
Yunnan Chengo Electric Smelting Plant	Tin
Yunnan Copper Zinc Industry Co., Ltd.	Tin

24

Yunnan Dian'xi Tin Mine	Tin
Yunnan Geiju Smelting Corp.	Tin
Yunnan Industrial Co., Ltd.	Tin
Yunnan Malipo Baiyi Kuangye Co.	Tin
yunnan xi ye gufen youxian gongsi	Tin
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	RMAP
Zhangzhou Hiromi Non-ferrous Metals Co., Ltd.	Tin
Zhangzhou Xiangcheng Hongyu Building	Tin
Zhongshan Jinye Smelting Co.,Ltd	Tin
ZhongShi	Tin
Zhuhai Horyison Solder Co., Ltd.	Tin
Zijin Mining Group Co., Ltd. Gold Refinery	Tin
A.L.M.T. Corp.	Tungsten	RMAP
ACL Metais Eireli	Tungsten
Air Products	Tungsten
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten
Alldyne Powder Technologies	Tungsten
Alloys Imphy	Tungsten
Alta Group	Tungsten
Argor-Heraeus S.A.	Tungsten
Artek LLC	Tungsten
Asia Tungsten Products Vietnam Ltd.	Tungsten	RMAP
Atlantic Metals	Tungsten
Avon Specialty Metals Ltd.	Tungsten	RMAP
AVX Corporation	Tungsten
AXISMATERIAL LIMITED	Tungsten
Beijing Zenith Materials	Tungsten
Bejing Tian-long	Tungsten
Boliden AB	Tungsten
Canon-Muskegon Corp	Tungsten
CB-CERATIZIT	Tungsten
Ceratizit S.A	Tungsten
Changchun up-optotech	Tungsten
China Minmetals Non-ferrous Metals Holding Co., Ltd.	Tungsten
China Molybdenum Tungsten Co., Ltd.	Tungsten	RMAP
China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	RMAP
CNMC (Guangxi) PGMA Co., Ltd.	Tungsten
CP Metals Inc.	Tungsten
Cronimet Brasil Ltda	Tungsten	RMAP
CWB Materials	Tungsten

25

DAIDO STEEL	Tungsten
Dayu Jincheng Tungsten Industry Co., Ltd.	Tungsten
Dayu Weiliang Tungsten Co., Ltd.	Tungsten
DONGKUK INDUSTRIES CO., LTD.	Tungsten
Duoluoshan	Tungsten
Eurotungstene Metal Powders	Tungsten
Exotech Inc.	Tungsten
Fort Wayne Wire Die, Inc.	Tungsten
Fujian Ganmin RareMetal Co., Ltd.	Tungsten
Fujian Jinxin Tungsten Co., Ltd.	Tungsten
Fujian Xinlu Tungsten Co., Ltd.	Tungsten	RMAP
Ganxian Shirui New Material Co., Ltd.	Tungsten
Ganzhou Beseem Ferrotungsten Co., Ltd.	Tungsten
Ganzhou Grand Sea W & Mo Group Co., Ltd.	Tungsten
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten
Ganzhou Hongfei Materials Co.	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	RMAP
Ganzhou JXTC Summit AT&M New Materials Co., Ltd.	Tungsten
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	RMAP
Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	Tungsten	RMAP
Ganzhou Yatai Tungsten Co., Ltd.	Tungsten
Gerard Daniel Worldwide	Tungsten
Global Tungsten & Powders LLC	Tungsten	RMAP
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	RMAP
H.C. Starck Group	Tungsten
H.C. Starck Tungsten GmbH	Tungsten	RMAP
HANNAE FOR T Co., Ltd.	Tungsten
Hitachi	Tungsten
Hubei Green Tungsten Co., Ltd.	Tungsten	RMAP
Hunan Chenzhou Mining Co., Ltd.	Tungsten	RMAP
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Tungsten
Hunan Jintai New Material Co., Ltd.	Tungsten
Hunan Litian Tungsten Industry Co., Ltd.	Tungsten
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Tungsten	RMAP
*Hydrometallurg, JSC	Tungsten
ILJIN DIAMOND CO., LTD.	Tungsten
Izawa metal Co.,Ltd	Tungsten

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Japan New Metals Co., Ltd.	Tungsten	RMAP
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	RMAP
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	RMAP
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten
Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	Tungsten
Jiangxi Richsea New Materials Co., Ltd.	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	RMAP
Jiangxi Xianglu Tungsten Co., Ltd.	Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	RMAP
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	RMAP
Jiujiang Tanbre Co., Ltd.	Tungsten
JSC "Kirovgrad Hard Alloys Plant"	Tungsten
JX Nippon Mining & Metals Co., Ltd.	Tungsten
Kanto Denka Kogyo Co., Ltd.	Tungsten
KENEE MINING VIETNAM COMPANY LIMITED	Tungsten	RMAP
Kennametal Fallon	Tungsten	RMAP
Kennametal Huntsville	Tungsten	RMAP
KGETS Co., Ltd.	Tungsten
LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	Tungsten	RMAP
Lianyou Metals Co., Ltd.	Tungsten	RMAP
Lianyou Resources Co., Ltd.	Tungsten	RMAP
LLC Vostok	Tungsten
Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	Tungsten
MALAMET SMELTING SDN. BHD.	Tungsten
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	RMAP
Masan High-Tech Materials	Tungsten	RMAP
Materion	Tungsten
Mehra Ferro-Alloys Pvt. Ltd.	Tungsten
Midwest Tungsten Wire Co.	Tungsten
Minmetals Ganzhou Tin Co. Ltd.	Tungsten
Mitsubishi Materials Corporation	Tungsten
Mitsui Mining and Smelting Co., Ltd.	Tungsten
Moliren Ltd.	Tungsten
Nam Viet Cromit Joint Stock Company	Tungsten
Nanchang Cemented Carbide Limited Liability Company	Tungsten
Niagara Refining LLC	Tungsten	RMAP
Ningxia Orient Tantalum Industry Co., Ltd.	Tungsten
North American Tungsten	Tungsten
NPP Tyazhmetprom LLC	Tungsten
*OOO “Technolom” 1	Tungsten

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*OOO “Technolom” 2	Tungsten
Philippine Bonway Manufacturing Industrial Corporation	Tungsten	RMAP
Philippine Carreytech Metal Corp.	Tungsten	RMAP
Philippine Chuangxin Industrial Co., Inc.	Tungsten	RMAP
Plansee Composite Materials GmbH	Tungsten	RMAP
Pobedit, JSC	Tungsten
PT Stanindo Inti Perkasa	Tungsten
PT Timah Tbk Kundur	Tungsten
PT Timah Tbk Mentok	Tungsten
Sandvik Material Technology	Tungsten
Sanher Tungsten Vietnam Co., Ltd.	Tungsten
Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Tungsten	RMAP
Sincemat Co, Ltd.	Tungsten
Solar Applied Materials Technology Corp.	Tungsten
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten
Sumitomo Metal Mining Co., Ltd.	Tungsten
TaeguTec	Tungsten
TANIOBIS Smelting GmbH & Co. KG	Tungsten	RMAP
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten
Thaisarco	Tungsten
Toshiba Material Co., Ltd.	Tungsten
Tosoh	Tungsten
Triumph Northwest	Tungsten
Tungsten Vietnam Joint Stock Company	Tungsten	RMAP
ugitech	Tungsten
Unecha Refractory metals plant	Tungsten
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten
Voss Metals Company, Inc.	Tungsten
Wolfram Bergbau und Hutten AG	Tungsten	RMAP
WOLFRAM Company CJSC	Tungsten
Woltech Korea Co., Ltd.	Tungsten
Wuxi Middle Treasure Materials	Tungsten
Xiamen Golden Egret Special Alloy Co. Ltd.	Tungsten
Xiamen Honglu Tungsten Molybdenum Co., Ltd.	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	RMAP
Xiamen Tungsten Co., Ltd.	Tungsten	RMAP
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten
YUDU ANSHENG TUNGSTEN CO., LTD.	Tungsten
Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	Tungsten

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Zhuzhou Cemented Carbide	Tungsten
Zhuzhou Cemented Carbide Group Co., Ltd.	Tungsten
Cookson Métaux Précieux - Cookson CLAL	Gold	RJC

**Naming of the Facility is as reflected in the RMI database as of March 25, 2025.

SORs denoted with an (*) have been sanctioned by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), and were reported as utilized by certain of our Tier 1 suppliers in their supply chains (Celestica has no direct business with these SORs). Celestica subjected each of these suppliers to our escalation process, and as a result, several of such suppliers removed one or more of such applicable SORs from their supply chain. The escalation process remains in progress.

Based on the information obtained in the Company’s due diligence process, the Company does not have sufficient information to determine the country of origin of the Conflict Minerals in the Covered Products.  However, the following represent the countries of origin identified by the SORs set forth above.  The Company’s efforts to determine the mine(s) or location of origin with the greatest possible specificity are described in the RCOI and due diligence discussion above.

METALS	COUNTRY OF ORIGIN
Gold	ANDORRA, AUSTRALIA, AUSTRIA, BELGIUM, BRAZIL, CANADA, CHILE, CHINA, COLOMBIA, CZECHIA, FRANCE, GERMANY, GHANA, INDIA, INDONESIA, ITALY, JAPAN, KAZAKHSTAN, DEMOCRATIC PEOPLE’S REPUBLIC OF KOREA, REPUBLIC OF KOREA, KYRGYZSTAN, LITHUANIA, MALAYSIA, MAURITANIA, MEXICO, NETHERLANDS, NEW ZEALAND, NORWAY, PERU, PHILIPPINES, POLAND, PORTUGAL, RUSSIAN FEDERATION, RWANDA, SAUDI ARABIA, SINGAPORE, SOUTH AFRICA, SPAIN, SUDAN, SWEDEN, SWITZERLAND, TAIWAN, TANZANIA, THAILAND, TURKEY, UGANDA, UNITED ARAB EMIRATES, UNITED STATES OF AMERICA, UNKNOWN, UZBEKISTAN, ZAMBIA, ZIMBABWE
Tantalum	AUSTRIA, BRAZIL, CHINA, ESTONIA, GERMANY, INDIA, INDONESIA, JAPAN, KAZAKHSTAN, MALAYSIA, MEXICO, REPUBLIC OF NORTH MACEDONIA, RUSSIAN FEDERATION, RWANDA, SOUTH AFRICA, SWEDEN, TAIWAN, THAILAND, UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND, UNITED STATES OF AMERICA, UNKNOWN
Tin	ALGERIA, AUSTRALIA, BELGIUM, BOLIVIA, BRAZIL, CANADA, CHINA, DEMOCRATIC REPUBLIC OF THE CONGO, CZECHIA, FRANCE, GERMANY, INDIA, INDONESIA, ITALY, JAPAN, REPUBLIC OF KOREA, LUXEMBOURG, MALAYSIA, MEXICO, MYANMAR, NETHERLANDS, NEW ZEALAND, PERU, PHILIPPINES, POLAND, RUSSIAN FEDERATION, RWANDA, SINGAPORE, SLOVAKIA, SPAIN, SWITZERLAND, TAIWAN, THAILAND, TURKEY, UGANDA, UNITED KINGDOM, UNITED STATES OF AMERICA, UNKNOWN, VIETNAM
Tungsten	AUSTRIA, BRAZIL, CANADA, CHINA, FRANCE, GERMANY, INDIA, INDONESIA, REPUBLIC OF KOREA, LAOS, LUXEMBOURG, MALAYSIA, PHILIPPINES, RUSSIAN FEDERATION, SWEDEN, TAIWAN, THAILAND, UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND, UNITED STATES OF AMERICA, UNKNOWN, VIETNAM

Given that not all of the SORs identified by the Company’s suppliers are certified by an independent third-party, that the SOR information obtained from suppliers did not correspond specifically to products/components supplied to the Company (and may therefore include SORs and/or countries of origin that are not applicable to the Conflict Minerals used in our products), that a few surveyed suppliers either did not respond to our requests for information or did not provide SOR information, and because necessary Conflict Minerals in a particular Covered Product may be sourced from multiple SORs, although the Company reasonably believes that certain of its necessary Conflict Minerals in the Covered Products may be from Covered Countries (as described above), it could not determine the country of origin for necessary Conflict Minerals in its Covered Products. In addition, based on the foregoing, the Company was unable to determine whether the necessary Conflict Minerals in the Covered Products that may be from the Covered Countries were from recycled or scrap sources, or came from sources that directly or indirectly financed or benefitted armed groups in the Covered Countries, as such term is defined in Rule 13p-1. However, of all responding suppliers in the Company’s due diligence process, none indicated (at any point during the RCOI or due diligence process) that it had sourced Conflict Minerals to the Company that directly or indirectly benefited or financed armed groups (as that term is defined in Rule 13p-1) in the Covered Countries.

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Celestica intends to undertake the following steps during the next compliance period to improve the due diligence conducted to further determine whether necessary Conflict Minerals in its Covered Products are sourced from the Covered Countries, or are from recycled or scrap sources, and to mitigate the risk that its necessary Conflict Minerals sourced from Covered Countries finance or benefit armed groups, including:

•	Engage suppliers that responded in 2024 to refresh and update sourcing information as appropriate;
•	Review and update the list of products and associated suppliers designated as “in-scope”;
•	Encourage suppliers to implement responsible sourcing;
•	Continue outreach efforts with suppliers who listed OFAC-sanctioned SORs in their CMRT to have these SORs removed from their supply chain; and
•	Participate in industry initiatives encouraging “conflict-free” supply chains.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this report are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “expects,” “plans,” “believes,” “estimates,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including, but not limited to, regulatory changes and judicial developments related to the Conflict Minerals rule; changes in or developments related to our products or supply chain; and/or industry developments relating to supply chain diligence, disclosure and other practices. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by law.

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